Exhibit 4.1

                            SPECIMEN UNIT CERTIFICATE

     NUMBER                                                                UNITS
U-___________

SEE REVERSE FOR
   CERTAIN
 DEFINITIONS

                      PHARMAMATRIX ACQUISITION CORPORATION

                                                                           CUSIP

         UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK

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THIS CERTIFIES
THAT
-------------------- -----------------------------------------------------------
is the owner
of                                                                        Units.
-------------------- -----------------------------------------------------------

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Pharmamatrix Acquisition Corporation, a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) ______________, 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of Jesup & Lamont Securities Corporation. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

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By
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-------- --------------------------------------------- -------------------------
                       Chairman of the Board           Secretary
-------- --------------------------------------------- -------------------------

                      PHARMAMATRIX ACQUISITION CORPORATION
                                    CORPORATE
                                      SEAL
                                      2005
                                    DELAWARE



                      PHARMAMATRIX ACQUISITION CORPORATION

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  -  as tenants in common

         TEN ENT  -  as tenants by the entireties

         JT TEN   -  as joint tenants with right of survivorship
                     and not as tenants in common
------------------------ --------- ------------ --------------------------------

UNIF GIFT MIN
ACT -                               Custodian
------------------------ --------- ------------ --------------------------------
                         (Cust)                 (Minor)
------------------------ -------------------------------------------------------
                         under Uniform Gifts to Minors
------------------------ ------ ------------------------------------------------
                         Act
------------------------ ------ ------------------------------------------------
                                          (State)

------------------------ ------ ------------------------------------------------

Additional Abbreviations may also be used though not in the above list.

         For value received, ___________________________ hereby sell, assign and transfer unto
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   PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER OF
             ASSIGNEE
------------------------------------- ------------------------------------------

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        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
                                  OF ASSIGNEE)
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                                                                           Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint


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

_______________________________________________________________________ Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
     --------------------
                               -------------------------------------------------

                               NOTICE: The signature to this assignment must
                                       correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
















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



Signature(s) Guaranteed:


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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).



















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